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                                 EXHIBIT 10.(q)

                 MAPCO Inc. Outside Director Phantom Stock Plan
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                                   MAPCO INC.
                      OUTSIDE DIRECTOR PHANTOM STOCK PLAN

1.       PURPOSE.

This Outside Director Phantom Stock Plan (the "Plan") effective as of January 1, 1996, is intended to attract and retain the services of experienced and knowledgeable directors of MAPCO Inc. (the "Company") for the benefit of the Company and its shareholders and to provide such directors an economic interest in the Company's Common Stock, $1.00 par value (the "Common Stock"), thereby creating a long-term mutuality of interest between such directors and stockholders.

2.       ELIGIBILITY.

Each director of the company who is not an employee of the Company or a subsidiary (each, an "Eligible Director") shall be eligible for participation in the Plan.

3.       ADMINISTRATION.

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"); provided that the Plan is intended to qualify for the exemption available under Rule 16b-3
("Rule 16b-3"), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to awards made pursuant to a formula set forth in the Plan and shall be administered so as to comply with the requirements of Rule 16b-3. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the awards made pursuant to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations of the matters referred to in this Paragraph 3 shall be conclusive. No member of the Board shall be held liable for any action taken in the administration of the Plan, unless such action involves willful misconduct by such member, and each member of the Board shall be indemnified and held harmless by the Company for all actions taken in the proper administration of the Plan.

4.       GRANT DATE/AMOUNT OF AWARD.

The award payable to each Eligible Director who serves as a director (the "Award") shall be the amount represented by that number of shares of the Company's $1.00 par value Common Stock (including fractional share values) as of June 1 of each year which equals one-half of the amount of the then current Annual Retainer payable to such Eligible Director or such greater or lesser amount as the Board shall determine from time to time by resolution. The Award shall be


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credited to the Eligible Director's Phantom Stock Account on June 1 of each year or the next preceding date on which trading occurred if there was no trading on that date. In addition to the Award, an Eligible Director's Phantom Stock Account shall include that portion of the Director's Annual Retainer fee which has been converted to Phantom Stock in accordance with Paragraph 5. The Phantom Stock Account shall be paid to each Eligible Director solely in cash upon the effective date of any of the following events: (1) resignation from the Board of Directors of the Company, (2) failure to be elected or re-elected to the Board of Directors by the Company's shareholders, (3) retirement of an Eligible Director from the Board of Directors or (4) the death or permanent disability of an Eligible Director. Payment shall be calculated based upon the fair market value of the Phantom Stock in the Eligible Director's Phantom Stock Account (including all fractional share values and accrued cash dividends) on the date of distribution. Fair market value shall be determined based upon the composite price of the Company's Common Stock on the New York Stock Exchange ("NYSE") as of the day of distribution. The Phantom Stock Account shall be non-transferrable by the Eligible Director during his lifetime until after the date of distribution. In the event of the death of an Eligible Director, the proceeds of the Phantom Stock Account shall be paid to the designated beneficiary of the Eligible Director, or if no beneficiary is designated, to his or her surviving spouse. If no beneficiary is designated and the Eligible Director dies without a surviving spouse, the proceeds of the Phantom Stock Account shall be paid to the Eligible Director's estate.

5.       ELECTION TO HAVE RETAINER CONVERTED TO PHANTOM SHARES.

In addition to the Award payable hereunder, an Eligible Director may elect to have all or a part of the Annual Retainer fee payable by the Company converted to Phantom Stock and retained in the Eligible Director's Phantom Stock Account in accordance with the Plan, except for 1996. Such election shall be available to an Eligible Director on an annual basis only and notice of such election shall be provided to the Senior Vice President - Human Resources of the Company no later than December 15 of the year prior to the year in which the Annual Retainer or any portion thereof is payable. In 1996, the election shall be available to Eligible Directors for the second, third and fourth quarter retainer payments only and notice of such election shall be provided no later than March 15, 1996.

In the event an election is timely received by the Company, the Eligible Director's Phantom Stock Account will be credited and the phantom stock valued (including fractional share values) on the first NYSE trading day of each quarter of the year. Once credited to the Director's Phantom Stock Account, the Phantom Stock Account shall be adjusted to include cash dividends as declared on the Common Stock and shall thereafter be proportionately adjusted in accordance with Section 8 of the Plan.

6.       NO RIGHTS AS STOCKHOLDERS.

An Eligible Director shall have no rights as a stockholder with respect to shares of Phantom Stock granted hereunder. Nothing in the Plan shall confer on any individual any right to continue as a





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director of the Company or interfere in any way with the right of the Company to terminate the Plan participant's services as a director at any time.

7.       VALUATION OF PHANTOM STOCK.

The number of shares of Phantom Stock to be credited to an Eligible Director's account shall be determined based upon the composite price of the Company's Common Stock on the New York Stock Exchange on June 1 of each year for annual awards (or the next preceding date on which trading occurred if there was no trading on such date) and as of the first trading day of each quarter for Annual Retainer fee elections and shall include fractional share values as appropriate. In the event that the Common Stock is no longer traded on the New York Stock Exchange on the date of any such payment, then the Board shall establish the price of the Common Stock at the fair market value determined under Treasury Regulation Section 20.2031-2.

8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

Notwithstanding any other provision of the Plan, the number and class of Phantom shares held pursuant to the Plan (excluding fractional share values) shall be proportionately adjusted in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common stockholders including cash dividends. The Board's determination of any adjustment shall be conclusive.

9.       AMENDMENT AND TERMINATION.

Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on the date of the Annual Meeting of Stockholders in 2006. The Plan may be terminated, modified or amended by the Board of Directors, provided that, to the extent required by Section 16 of the 1934 Act,
(i) in no event shall the provisions of the Plan relating to the determination of the number of shares to be credited to an Eligible Director hereunder or the eligibility of Eligible Directors be amended more frequently than once every six months and (ii) no amendment shall become effective without the approval of the Company's shareholders.

10.      LIMITATIONS ON LIABILITY.

Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits, shall be construed as giving to any participant or other person any legal or equitable right against the Company (or any person connected therewith), except as provided by law or by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any participant or other person. In no event shall the Company (or any person connected therewith)


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be liable to any person for the failure of any participant or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

11.      CONSTRUCTION.

The Plan is intended to be exempt from ERISA and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of Paragraphs are inserted only for convenience of reference and are not to be considered in the construction of the Plan.

12.      SPENDTHRIFT PROVISION.

No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery of the Plan of overpayments of benefits previously made to a participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

In the event that any participant's benefits are garnished or attached by order of any court, the Company may bring action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

13.      NO RIGHTS TO CORPORATE ASSETS.

The Plan is an unfunded plan of deferred compensation and nothing in the Plan shall give a participant, the participant's beneficiaries or any other person any interest of any kind in the assets of the Company or its affiliates or create a trust or fiduciary relationship of any kind between the Company or its affiliates and any such person.





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14.      GOVERNING LAW.

Except to the extent preempted by the laws of the United States of America, the laws of the state of Delaware shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.





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